UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

EXPLANATORY NOTE

The definitive proxy statement of Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”), filed with the Securities and Exchange Commission on April 30, 2014 (the “Proxy Statement”), is hereby amended to correct an inaccuracy on page 1 under the heading “Questions and Answers” in the answer to the question “How many shares of common stock are outstanding?” The Proxy Statement stated that there were 182,169,110 shares of the Company’s common stock issued and outstanding as of April 21, 2014. After filing the Proxy Statement, it was discovered that this figure was incorrect. Therefore, the Proxy Statement is amended to state that, as of April 21, 2014, there were 177,987,784 shares of the Company’s common stock issued and outstanding. This document modifies and supersedes the Proxy Statement solely with respect to the above disclosure.